                                                                   EXHIBIT 10.9


                                   [MBIA LOGO]

                              COMMITMENT TO ISSUE A
                      CERTIFICATE GUARANTY INSURANCE POLICY

                                           Application No.:     96-12-0937
                                           Sale Date:           February 7, 1997
                                           Program Type:        Negotiated D/P

      RE: $100,000,000 T&W Funding Company 1, L.L.C., Lease Receivables Purchase Facility, Centre Square Funding Corporation, Class A Fixed Rate Certificates (the "Obligations")

This Commitment to Issue a Certificate Guaranty Insurance Policy (the "Commitment") constitutes an agreement between T&W Funding Company 1, L.L.C. (the "Applicant"), and T&W Financial Corporation ("T&W"), and MBIA Insurance Corporation ("MBIA" or the "Certificate Insurer"), a stock insurance company incorporated under the laws of the State of New York.

Based on an approved application dated January 22, 1997, the Certificate Insurer agrees, upon satisfaction of the conditions herein, to issue on the earlier of
(i) 120 days of said approval date or (ii) on the date of delivery of and payment for the Obligations, a Certificate Guaranty Insurance Policy (the "Policy"), for the Obligations.

The issuance of the Policy shall be subject to the following terms and conditions:

1. Payment by the Applicant, or the Trustee on behalf of the Applicant, of the following payments:

      (a) An amount equal to $10,808 shall be wired to MBIA's account on the Closing Date (the "Initial Premium"). This amount is equal to the product of 0.0875% and the Aggregate Implicit Principal Balance on the Closing Date. Thereafter, on the 15th day of each month or the next succeeding business day, beginning on the April 15th, 1997 Payment Date, an amount equal to the product of (a) 0.0292%, and (b) the Aggregate Implicit Principal Balance as of the close of business on the immediately preceding Payment Date, after giving effect to all payments of principal on such immediately preceding Payment Date (the "Bond Insurer Premium"). The premium payments shall be rounded to the nearest dollar amount.

            The premium is based on a rate of 0.3500% per annum payable monthly. This rate is based on confirmation from Standard & Poor's that the triple-A gap in the transaction is 16.5% or less. This premium rate is also based on notification that the transaction is of investment grade quality from Standard & Poor's Corporation and Moody's Investors Service.

            The premium set out in this paragraph shall be the total premium required to be paid on the Policy issued pursuant to this Commitment.

      (b) Legal fees and expenses of Kutak Rock, Omaha, Nebraska as counsel to the Certificate Insurer in an amount not to exceed $25,000 shall be wired to MBIA's account at closing;

                                   [MBIA LOGO]

      (c) Costs associated with any due diligence procedures performed by independent third parties including, but not limited to, verification of data integrity and underwriting standards, shall be wired to MBIA's account when billed by such third parties.

      T&W hereby agrees to reimburse MBIA for all legal fees and expenses of Kutak Rock and all third party due diligence costs in the event that either the Applicant, T&W, or CoreStates Capital Markets decide not to proceed with the transaction.

2. There shall have been no material adverse change in the collateral or the Obligations or official document authorizing the issuance of the Obligations.

3. There shall have been no material adverse change in any information submitted to the Certificate Insurer.

4. No event shall have occurred which would allow any purchaser not to be required to purchase the Obligations at closing.

5. Prior to the delivery of and payment for the Obligations, none of the information or documents submitted by or on behalf of the Applicant or T&W to the Certificate Insurer shall be determined to contain any untrue or misleading statement of a material fact or fail to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading.

6. All transaction documents, legal opinions, resolutions and certificates shall be acceptable to the Certificate Insurer and its counsel, Kutak Rock, Omaha, Nebraska. This shall include, but not be limited to, documents relating to the collateral, the transaction structure, the flow of funds, all triggers, events of default, receivable eligibility criteria, and credit support levels.

7. All steps for perfection of the security interests of the Issuer and the Trustee in the Lease Contracts and the Lease Receivables must be completed to the satisfaction of the Certificate Insurer and its counsel prior to closing.

8. All "Eligible Investments" must be acceptable to the Certificate Insurer, Standard & Poor's Corporation, and Moody's Investors Service. All banks at which the transaction accounts are to be maintained must be acceptable to the Certificate Insurer. The providers of any investment agreements or other similar investment arrangements shall be expressly approved by the Certificate Insurer in writing.

9. Prior to the issuance of the Policy there shall have been received from Standard & Poor's Corporation confirmation that the risk to the Certificate Insurer in insuring the Obligations is of at least investment grade quality and that the triple-A gap in the transaction is no more than 16.5%. In addition, confirmation shall have been received from Moody's Investors Service that the risk to the Certificate Insurer in insuring the Obligations is of investment grade quality.

10. There shall be no pending action or proceeding before any court, governmental agency or authority, regulator or administrative body or arbitrator against the Applicant or T&W or involving the Applicant or T&W and, to the best of its knowledge, there shall be no threatened action or proceeding affecting the Applicant or T&W, before any court, governmental agency or authority, regulatory or administrative body or arbitrator which, in the case of any such pending or threatened action or proceeding, would be reasonably likely to materially and adversely affect the financial condition or other such day to day operations of the Applicant or T&W or the

                                   [MBIA LOGO]

validity or enforceability of the Lease Contracts or Lease Receivables or any of the documents. The Applicant or T&W shall deliver to the Certificate insurer certificates to such effect.

11. There shall be no material event of default on the part of the Applicant or T&W under any agreement entailing financial obligations, which default would materially adversely impact the financial condition or operations of the Applicant or T&W or legal documents associated with the transaction. In addition, there shall be no material event of default on any outstanding obligation on the part of the Applicant or T&W which would materially adversely affect the financial condition or operations of the Applicant and T&W. Certificates and opinions of counsel confirming these matters, acceptable to the Certificate Insurer, shall be delivered to the Certificate Insurer.

12. The Certificate Insurer shall have the right to review and approve the Trustee, the Servicer, the Back-up Servicer, and the Document Custodian. The Certificate Insurer shall have the right to remove the Trustee, the Servicer and the Back-up Servicer for cause. Cause shall mean any material breach of any obligation or covenant under the relevant documentation. T&W Financial Corporation has been approved as Servicer, and Norwest Bank Minnesota, N.A. has been approved as Trustee, Back-up Servicer and Document Custodian.

13. The Applicant, the Trustee, T&W, the Back-up Servicer, and the Document Custodian will be required to enter into an Insurance and Indemnity Agreement with the Certificate Insurer, wherein any payments made by the Certificate Insurer under its policy, any unpaid installment premiums, and other amounts to be set forth in the Insurance and Indemnity Agreement, will become a Reimbursement Amount, payable from the flow of funds as set forth in the Trust and Security Agreement. Reimbursement Amounts will bear interest at a rate equal to the Prime lending rate as set forth in The Wall Street Journal plus 2.00%, and are to be paid pursuant to the Trust and Security Agreement. The Certificate Insurer is to be notified of any Policy claims at least three days prior to any payment date.

14. The relevant transaction documents will provide that neither the Certificateholders, the Trustee. T&W, the Servicer, the Back-up Servicer, nor the Document Custodian may institute bankruptcy proceedings against the Issuer until more than one-year plus one-day after the last day any Class A Certificates are outstanding.

15. The transaction documents shall be governed by the laws of the State of New York.

16. The Certificate Guaranty Insurance Policy issued by MBIA shall cover the payment of(a) current interest due on each Payment Date to the extent that amounts available for payment of such amounts are insufficient in accordance with the flow of funds, and; (b) principal at Stated Final Maturity only.

      "Stated Final Maturity" shall be defined in the Trust and Security Agreement as the date occurring six months after the final Scheduled Payment is due on the Lease Contract with the latest Final Due Date.

17. "Collateralization Percentage" shall be defined in the Trust and Security Agreement as follows: As of any date of determination prior to the end of the Funding Period, a percentage equal to the greater of: (A) eight percent (8.0%) and (B) the product of (i) four and (ii) the concentration percentage based on the aggregate Implicit Principal Balance of the Lease

                                   [MBIA LOGO]

Contracts with respect to the Customer with the largest concentration of Lease Contracts. On and after such date, the Collateralization Percentage shall be the Collateralization Percentage determined on the final day of the Funding Period.

18. "Required Collateralization Amount" shall be defined in the Trust and Security Agreement as follows: As of any date of determination, the greatest of
(A) the Collateralization Percentage multiplied by the Aggregate Implicit Principal Balance as of the related Calculation Date, and (B) the aggregate Implicit Principal Balance of all the Lease Contracts under which the three Customers with the largest aggregate Implicit Principal Balances are obligated, and (C) an amount equal to the product of (i) one-half of the Collateralization Percentage, and (ii) the Initial Aggregate Implicit Principal Balance.

      "Required Collateralization Percentage" shall be defined in the Trust and Security Agreement as follows: As of any date of determination, a percentage equal to the Required Collateralization Amount divided by the Aggregate Implicit Principal Balance.

      "Initial Aggregate Implicit Principal Balance" shall be defined in the Trust and Security Agreement as follows: The greatest Aggregate Implicit Principal Balance as calculated on any Calculation Date since the Closing Date.

      "Principal Distribution Amount" shall be defined in the Trust and Security Agreement as follows: With respect to each Payment Date (a) for any Payment Date prior to Stated Maturity, an amount equal to (i) if, on such Payment Date, the Available Cash is sufficient to pay the Required Principal Distribution Amount on such date, the Required Principal Distribution Amount; or (ii) if, on such Payment Date, the Available Cash is not sufficient to pay the Required Principal Distribution Amount on such date, the Available Cash; and (b) on the Stated Maturity, an amount equal to the Outstanding Principal Balance of the Certificates on such date.

      "Available Cash" shall be defined in the Trust and Security Agreement as follows: With respect to each Payment Date, the amounts available in the Collection Account after payment of all amounts necessary to pay the Servicer Fee and other amounts due the Servicer to be set forth in the Trust and Security Agreement with the approval of MBIA, the Trustee Fee, the Backup Servicer Fee, the Bond Insurer Premium, and the Interest Distribution Amount.

      "Required Principal Distribution Amount" shall be defined in the Trust and Security Agreement as follows: With respect to each Payment Date, an amount equal to the Outstanding Principal Balance of the Certificates as of the Calculation Date preceding such Payment Date, minus the product of: (A) one minus the Required Collateralization Percentage and (B) the Aggregate IPB as of the Calculation Date preceding such Payment Date.

19. The occurrence of any of the following shall constitute a Trigger Event. Upon the occurrence of a Trigger Event, excess cash flow is used to pay additional principal on the MBIA-insured Class A Certificates in accordance with
(i) under "Flow of Funds", below:

      a) for any three consecutive Due Periods, the average of the Annualized Default Rates for such consecutive Due Periods shall be equal to or greater than the Maximum Default Rate;

                                   [MBIA LOGO]

      b) in any Due Period, the Annualized Default Rate is equal to or greater than three times the Maximum Default Rate;

      c) in any two consecutive Due Periods, the sum of the Annualized Default Rates for such Due Periods is equal to or greater than three times the Maximum Default Rate;

      d) for any three consecutive Due Periods, the average of the Delinquency Rates shall be greater than the Maximum Delinquency Rate;

      e)    the Tangible Net Worth Requirement is not met;

      f)    there is a Servicer Event of Default;

      g) if both Michael Price and Thomas Price are no longer officers and directors of the Servicer or are both incapacitated for a period of six or more consecutive months;

      h) an Event of Default under the Trust and Security Agreement occurs and is continuing;

      i)    the voluntary or involuntary bankruptcy or insolvency of T&W;

      j)    MBIA makes a payment under the policy; or

      k) the indebtedness of T&W under any of its other credit facilities has been accelerated.

"Annualized Default Rate" shall be defined in the Trust and Security Agreement as follows: For any Due Period, (i) the sum of the Implicit Principal Balance as of the Calculation Date occurring in such Due Period of all Lease Contracts that became Defaulted Lease Contracts during such Due Period (including any Lease Contracts that have been purchased or substituted), (ii) minus the sum of Recoveries and Residual Proceeds received during such Due Period, (iii) divided by the Aggregate Implicit Principal Balance at the beginning of the Due Period,
(iv) multiplied by twelve.

"Defaulted Lease Contract" shall be defined in the Trust and Security Agreement as follows: A Lease Contract shall become a Defaulted Lease Contract at the earlier of the day (i) when any portion of such Lease Contract is 180 days delinquent or (ii) the Servicer determines in accordance with its customary practices that it shall not make a Servicer Advance or that a prior Servicer Advance is unrecoverable.

"Recoveries" shall be defined in the Trust and Security Agreement as follows:
For any Due Period occurring after the date on which any Lease Contract becomes a Defaulted Lease Contract and with respect to such Defaulted Lease Contract, all payments that the Servicer received from or on behalf of a Customer during such Due Period in respect of such Defaulted Lease Contract or from liquidation or re-leasing of the related equipment or leased vehicles, including but not limited to Scheduled Payments, Overdue Payments, Guaranty Amounts and Insurance Proceeds, as reduced by (i) any unreimbursed Servicer Advances with respect to such Lease Contract and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Defaulted Lease Contract.

"Residual Proceeds" shall be defined in the Trust and Security Agreement as follows: With respect to a Lease Contract that is not a Defaulted Lease Contract and the related Equipment, the net proceeds (including Insurance Proceeds) of any sale, re-lease (including any lease renewal) or other disposition of such Equipment.

"Delinquency Rate" shall be defined in the Trust and Security Agreement as follows: For any Due Period, the sum of the Implicit Principal Balances of all Lease Contracts as of the

                                   [MBIA LOGO]

Calculation Date occurring in such Due Period with respect to which a Customer has not made any portion of the Scheduled Payment due in the prior Due Period (including any such Lease Contracts that have been purchased or substituted), divided by the Aggregate Implicit Principal Balance on such Calculation Date (including any such Lease Contracts that have been purchased or substituted).

"Delinquent Lease Contract" shall be defined in the Trust and Security Agreement as follows: For any Due Period, any Lease Contract (a) with respect to which a Customer has not made any portion of the Scheduled Payment due in such Due Period and which remains unpaid as of the Calculation Date at the end of such Due Period and (b) which is not a Defaulted Lease Contract.

"Maximum Default Rate" shall be defined in the Trust and Security Agreement as:
3.0%.

"Maximum Delinquency Rate" shall be defined in the Trust and Security Agreement as: 7.0%.

"Tangible Net Worth Requirement" shall be defined in the Trust and Security Agreement as: The requirement that with respect to the Reported Company:

      (a) the total assets of the Reported Company and its affiliates that would be shown as assets on a consolidated balance sheet of the Reported Company and its affiliates as of such time prepared in accordance with generally accepted accounting principles consistently applied after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of the affiliates, minus

      (b) the total liabilities of the Reported Company and its affiliates that would be shown as liabilities on a consolidated balance sheet of the Reported Company and its affiliates as of such time prepared in accordance with generally accepted accounting principles consistently applied, minus

      (c) the net book value of all assets, after deducting any reserves applicable thereto, which would be treated as intangible assets under generally accepted accounting principles consistently applied including, without limitation, good will, trademarks, trade names, service marks, brand names, copyrights, patents, and unamortized debt discount and expense, organizational expenses and the excess of the equity in any affiliate over the cost of the investment in such affiliate, minus

      (d) the amount of any debt obligations to the Reported Company or any of its affiliates by any shareholder, officer or director of the Servicer or any such affiliate, is equal to at least $6,000,000 with respect to the occurrence of a Trigger Event, and $7,500,000 with respect to the occurrence of a Funding Period Trigger Event.

      20. "Funding Period" shall be defined in the Trust and Security Agreement as follows: The period commencing on the Closing Date through and including the earliest to occur of: (i) a Funding Period Trigger Event; (ii) January 31, 2000, unless extended by mutual agreement among the Transferor, the Certificate Insurer and the Certificateholders; (iii) the date designated by the Transferor upon a stated number of business days prior written notice to the Certificateholders and the Bond Insurer; or (iv) the date on which the Liquidity Facility is terminated.

                                   [MBIA LOGO]

21. The occurrence of any of the following events during the Funding Period shall constitute a Funding Period Trigger Event. Upon the occurrence of a Funding Period Trigger Event, no additional Lease Contracts shall be purchased by the Trust:

      a) with respect to the Reported Company, the Tangible Net Worth Requirement is not met; or

      b) for any three consecutive Due Periods, the average of the Annualized Default Rates for such consecutive Due Periods was greater than 2.5%; or

      c) for any three consecutive Due Periods, the average of the Delinquency Rates for such consecutive Due Periods was greater than 6.0%; or

      d) a payment has been made to the Trustee by MBIA pursuant to the Policy; or

      e)    the occurrence of a Trigger Event; or

      f) T&W defaults on any payment obligations under any agreement evidencing indebtedness or;

      g) 18 months after the Closing Date, MBIA shall determine that its participation in the transactions contemplated hereunder or under any related document will have an adverse impact on MBIA; or

      h) the Aggregate Implicit Principal Balance is less than the sum of the Outstanding Certificate Balance plus the Required
            Overcollateralization Amount for a period of 60 days.

22. The occurrence of any of the following shall constitute a Servicer Event of Default under the Servicing Agreement when so declared by MBIA, or if MBIA is in default of its obligations, by the Controlling Holder:

      a) any failure by the Servicer to deliver to the Trustee any proceeds or payments received from a customer which failure continues unremedied for two business days;

      b) any failure to deliver a Monthly Servicer's Report within one business day following the day on which such report was due to be received;

      c) any failure by the Servicer to make a Servicer Advance in accordance with the Transaction Documents or to deposit any Purchase Price received by it that continues unremedied for one business day;

      d) any failure by the Servicer to make remittances or deliver notices and such failure continues unremedied for three business davs;

      e) any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer, or any representation or warranty of the Servicer in the Servicing Agreement proves to be incorrect, which failure or breach
            (A) materially and adversely affects the interests or rights of MBIA, the Trustee, the Backup Servicer or the Certificateholders, and (B) continues unremedied for a period of 30 days after the date on which the Servicer becomes aware of such failure or breach or written notice of such failure, requiring the situation giving rise to such breach or nonconformity to be remedied, shall have been given to the Servicer;

                                   [MBIA LOGO]

      f) any assignment by the Servicer to a delegate of its duties or rights under the Servicing Agreement, except as specifically permitted under such agreement, or any attempt to make such an assignment;

      g) any involuntary bankruptcy decree or order that is unstayed and in effect for a period of 60 consecutive days;

      h)    the commencement by the Servicer of a voluntary bankruptcy case;

      i)    the occurrence of a Trigger Event if T&W is the Servicer;

23. On the Determination Date prior to each Distribution Date, the Servicer shall make a Servicer Advance for each Lease Contract that is a Delinquent Lease Contract on such date by remitting to the Trustee for deposit in the Collection Account an amount equal to the Scheduled Payments, or portion thereof, which were due in the prior Due Period but not received and deposited in the Collection Account on or prior to such Determination Date; provided, however, that the Servicer shall not be obligated to make any Servicer Advance that the Servicer determines in good faith and in accordance with its customary servicing practices is unlikely to be eventually repaid from Scheduled Payments made by or on behalf of the related Customer; further provided, that the Servicer may make a Servicer Advance with respect to a Lease Contract once it has become a Defaulted Lease Contract if it reasonably believes that such Servicer Advance will increase the Recoveries available to the Issuer.

24. The occurrence of any of the following shall constitute an Event of Default under the Trust and Security Agreement. Upon the occurrence of an Event of Default the Trustee at MBIA's direction, or if MBIA is in default of its obligations, the Trustee at the direction of holders of at least two-thirds of the certificates, may declare the principal of all of the certificates to be immediately due and payable.

      a) default in the payment of any interest upon any Certificate when the same becomes due and payable;

      b) default in the payment of any principal of any Certificate when the same becomes due and payable;

      c) default in the performance of any covenant of the Applicant, or breach of any material representation and warranty of the Applicant, in the Trust and Security Agreement, the Contribution Agreement, the Insurance Agreement, or the Servicing Agreement, and continuance of such default or breach for a period of 30 days after the Applicant has actual knowledge thereof,

      d) the involuntary bankruptcy of the Applicant which remains unstayed for a period of 60 days following commencement of such action,

      e)    the entry by the Applicant of a voluntary bankruptcy petition;

25. Provided no Event of Default has occurred, funds on deposit in the Collection Account shall be distributed in the following order of priority:

      a) to pay to the Servicer: (A) the Servicer Fee; (B) the Reinvestment Income (except as previously remitted to the Servicer); (C) the amounts necessary to reimburse the Servicer for reasonable costs and expenses incurred in connection with its servicing of the Lease Contracts; (D) any amounts received from Customers to pay certain personal property,

                                   [MBIA LOGO]

            sales or use taxes, as the case may be, to the extent deposited in the Collection Account; (E) all amounts received in respect of Lease Receivables as to which the Servicer has made an unrecovered Servicer Advance, to the extent of such Servicer Advance, and; (F) the amount necessary to reimburse the Servicer for any Nonrecoverable Advance;

      b) to pay to the Trustee the Trustee Fee (and, following an Event of Default, any expenses of the Trustee previously approved by the Certificate Insurer) then due;

      c) to pay to the Backup Servicer, the Backup Servicer Fee (and, following an Event of Default, any expenses of the Backup Servicer previously approved by the Certificate Insurer) then due;

      d)    to pay to the Certificate Insurer the insurance premium then due;

      e) to pay the amount of interest due on the Class A Certificates, and any overdue interest that may be due;

      f)    to pay the amount of principal due on the Class A Certificates;

      g) to pay to the Certificate Insurer with interest thereon at the "Prime Rate" of interest as set forth in the Wall Street Journal plus 200 basis points: (A) any unpaid insurance premiums, and; (B) reimbursement for amounts paid by the Certificate Insurer under the insurance policy;

      h) to pay to a successor Servicer after a successor Servicer has been appointed, the amount of the Additional Servicer Fee, if any, and to pay to such successor Servicer, the Certificate Insurer or the Trustee, any Transition Costs, in an amount not to exceed $50,000, incurred by the successor Servicer, the Certificate Insurer or the Trustee not previously reimbursed;

      i) on and after the Distribution Date following a Trigger Event, apply any remaining funds to the payment of Class A Certificate principal;

      j) to pay to the Servicer, any other amounts due the Servicer as expressly provided in the Trust and Security Agreement or the Servicing Agreement;

      k)    to pay to the Servicer, any remaining unreirnbursed Servicer
            Advances;

      l) to pay to the Trustee and the Backup Servicer any other amounts due to the Trustee or the Backup Servicer as expressly provided in the Trust and Security Agreement and the Servicing Agreement;

      m) to pay to the Certificate Insurer any other amounts owed to the Certificate Insurer under the Insurance and Indemnity Agreement, and;

      n)    to remit any excess funds to or at the direction of the Applicant.

26. The following representations and warranties shall be made, among others, with respect to each Lease Contract and the aggregate pool of Lease Contracts:

(A) As to including all Lease Contracts acquired through bulk purchases:

      a) The information set forth in the related Lease Schedule is true and correct as of the related Cut-off Date.

      b) Such Lease Contract is pursuant to its terms an absolute and unconditional obligation of the Customer, non-cancelable and non-prepayable prior to the expiration of the initial term of such Lease Contract; it does not provide for the substitution, exchange or addition of any other items of Equipment or Leased Vehicles pursuant to such

                                   [MBIA LOGO]

            Lease Contract; and the rights with respect to such Lease Contract are assignable by the lessor thereunder without the consent of any Person. Such Lease Contract is net to the lessor of any maintenance, taxes, insurance or other expenses and contains provisions requiring the Customer to assume all risk of loss or malfunction of the related Equipment or Leased Vehicles.

      c) Either the Company or one of the Contributors has provided to the Trustee the sole original counterpart of such Lease Contract previously in its possession, as amended, and the terms of such Lease Contract have not been amended, waived or modified subsequent to the above being provided to the Trustee, and, if another original counterpart of such Lease Contract should subsequently come into the possession of such party hereto, it will also be so provided to the Trustee. On or prior to the Closing Date and each Funding Date, the Company shall have provided to the Trustee the Application for Certificate of Title with respect to each Leased Vehicle. Within 120 days of the Closing Date or the related Funding Date, the Company shall have provided to the Trustee the original Certificate of Title with respect to each Leased Vehicle.

      d) There is only one original executed counterpart of such Lease Contract that constitutes "chattel paper" for purposes of Section 9-105(l)(b) and 9-308 of the UCC, and the Electronic Ledgers have been marked as provided in the Trust and Security Agreement.

      e) Such Lease Contract was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer or assignment of such document under any of the Transaction Documents, including any repurchase in accordance with the Transaction Documents.

      f) Such Lease Contract is, and on the related Delivery Date will be, in full force and effect in accordance with its respective terms, and neither the Company, any of the Contributors nor any Customer has or will have suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by the other party to such Lease Contract; as of the related Cut-Off Date, the Customer has not been delinquent in making payments due under such Customer's Lease Contract for a period in excess of 30 days (without regard to advances, if any, made by the Servicer), and there are no proceedings pending, or to the best of the knowledge of the parties hereto, threatened asserting insolvency of such Customer; there has been no other default, breach or violation and no event permitting acceleration under such Lease Contract; there are no proceedings pending, or to the best of the knowledge of the parties hereto, threatened, wherein such Customer or any governmental agency has alleged that such Lease Contract is illegal or unenforceable; and none of the Scheduled Payments are subject to any set-off or credit of any kind.

      g) Such Lease Contract is the valid, binding and legally enforceable obligation of the parties thereto enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

      h) All filings (including Uniform Commercial Code filings) and recordings as may be necessary to perfect the interest of the Trustee in such Lease Contract and the related Lease Receivable have been accomplished and are in full force and effect. All filings

                                   [MBIA LOGO]

            and recordings required to perfect the interest of the issuer and the Trustee in the Equipment underlying such Lease Contract have been or will be, within 30 days of the related Delivery Date, accomplished in accordance with the Transaction Documents and are or will be in full force and effect. All vehicles to be included in the initial lease pool delivered on the Closing Date shall be re-titled in the name of the Trust Estate within 120 days of the Closing Date. Thereafter, all vehicles shall be re-titled prior to being funded through the program.

      i) Except for Lease Contracts acquired through bulk purchases, such Lease Contract is identical to one of the form lease contracts to be attached as an exhibit to the Trust and Security Agreement, except for such immaterial modifications or deviations from such form Lease Contracts which appear in certain Lease Contracts or which may appear in the future form Lease Contracts of the Company or any of the Contributors; any such modifications or deviations from the form Lease Contracts will not have a material adverse effect on the Holders of the Certificates or MBIA and will not reduce the Scheduled Payments or other payments due under such Lease Contract.

      d) Such Lease Contract was originated by the Company on behalf of one of the Contributors in the ordinary course of business and meets the Company's rating system. The origination and collection practices used by the Company with respect to such Lease Contract have been in all respects legal, proper, prudent and customary in the equipment financing and servicing business; and comply in all material respects to T&W's underwriting criteria; and no Customer has been involved as a debtor in any bankruptcy or insolvency proceeding during the term of the Lease Contract.

      k) Any payment required to be made by a Customer subject to a PUT ("Purchase Upon Termination") clause does not exceed five times the largest regular rental payment due under such Lease Contract. In determining whether to lease Equipment or a Leased Vehicle to any particular Customer, the Company considered each Customer's ability to pay any PUT payments included in the terms of such Lease Contract.

      l) The related Lease Receivable is under a Lease Contract that has an original stated term of at least 6 months and not more than 84 months. Such Lease Contract is within its original term and has not had any extensions or modifications. Such Lease Contract has a remaining term of not more than 83 months.

      m) The Equipment or Leased Vehicle related to such Lease Contract was properly delivered to the Customer in good repair, without defects and in satisfactory order and is in proper working order as of the related Cut-off Date. The Customer has accepted such Equipment or Leased Vehicle leased to it and, after reasonable opportunity to inspect and test such Equipment or Leased Vehicle, has not notified the Company or any of the Contributors of any defects therein.

      n) With the exception of the Loan Contracts, such Lease Contract constitutes a "true lease" for federal income tax purposes. Such Lease Contract or Loan Contract satisfies such other ratios and tax related criteria as may be set forth herein.

      o) The related Customer will have made at least one lease payment with respect to such Lease Contract, including any security deposit or advance payment made by the lessee upon the execution of such Lease Contract or the delivery of the Equipment or Leased Vehicle. Such Lease Contract obligates the related Customer to make all

                                   [MBIA LOGO]

            Scheduled Payments thereunder in full notwithstanding the collection by the lessor of a security deposit with respect thereto. The calculation of the Implicit Principal Balance of the related Lease Receivable does not include any security deposits or advance payments collected by or on behalf of the lessor which are applied to Scheduled Payments.

      p) The related Customer is not a lessee that is a merchant with respect to the Equipment or Leased Vehicle leased under such Lease Contract.

      q) All requirements of applicable federal, State and local laws, and regulations thereunder, including, without limitation, usury laws, if any, in respect of such Lease Contract have been complied with in all material respects, and such Lease Contract complied in all material respects at the time it was originated or made and now complies in all material respects with all legal requirements of the jurisdiction in which it was originated.

      r) With the sole exception of the related Customer's right to quiet enjoyment, such Lease Contract is not and will not be subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, whether arising out of transactions concerning such Lease Contract or otherwise, and the operation of any of the terms of such Lease Contract or the exercise by the Issuer or such Customer of any right under such Lease Contract will not render such Lease Contract unenforceable in whole or in part, and no such right of rescission, set-off, counterclaim or defense, including a defense arising out of a breach of such Customer's right of quiet enjoyment of the related Equipment or Leased Vehicle, has been asserted with respect thereto, except that certain rights or defenses may exist under applicable law which, individually or in the aggregate, do not make the remedies available to the Company, the Contributor or the Issuer with respect to such Lease Contract inadequate for the practical realization of the benefits provided thereby.

      s) The Company or one of the Contributors has duly fulfilled all obligations on the lessor's part to be fulfilled under or in connection with such Lease Contract, including, without limitation, giving any notices or consents necessary to effect the acquisition of the Lease Assets by the Issuer and has done nothing to impair the rights of the Trust and the Certificateholders in the Lease Contract or payments with respect thereto.

      t) The Lease Contract and the Equipment or Leased Vehicle have not been sold, transferred, assigned or pledged by the Company or any of the Contributors to any person other than the Issuer (except for security interests in the Lease Assets which shall be terminated on or prior to the Delivery Date), and the Issuer has all of the right, title and interest in and to the Lease Contract, the Lease Receivables and the related Equipment or Leased Vehicle, free and clear of all liens and encumbrances, except for the interests of the Customer pursuant to the Lease Contract.

      u) Each Lease Contract requires that the Customer maintain the Equipment or Leased Vehicle in good and workable order and that the Customer obtain and maintain physical damage insurance, or provide self-insurance or purchase insurance from the Issuer (which may be self-insured) covering the Equipment or Leased Vehicle, Insurance coverage required to be maintained by the Customer under each Lease Contract is of a type customary for the equipment or vehicle covered thereby and

                                   [MBIA LOGO]

            consistent with industry practice for monitoring compliance thereof; such insurance coverage is in full force and effect.

      v) The related Equipment is not subject to any titling requirements unless such Equipment is a Leased Vehicle.

(B) As to the: pool of Lease Contracts, include all Lease Contracts acquired through bulk purchases as of each cut-off date:

      a) Customers located in any single State are obligated with respect to Lease Contracts accounting for no more than 10% of the Aggregate Implicit Principal Balance of the Lease Contracts except for three States; Customers located in Washington shall not exceed 45% of the Aggregate Implicit Principal Balance of the Lease Contracts, California shall not exceed 20% of the Aggregate Implicit Principal Balance of the Lease Contracts, and New York shall not exceed 20% of the Aggregate Implicit Principal Balance of the Lease Contracts. Up to 5% of the Aggregate Implicit Principal Balance of Lease Contracts may be with Customers located in Canada, so long as such Customers are obligated to pay any withholding taxes over and above net rental payments.

      b) Lease Contracts with Customers located in a particular zip code do not account for more than 3% of the Aggregate Implicit Principal Balance.

      c) No single Customer accounts for more than 2.5% of the Aggregate Implicit Principal Balance, and the top ten customers do not account for more than 15% of the Aggregate Implicit Principal Balance.

      d) Lease Contracts with rental payments that are not fixed for the remaining term do not exceed 15% of the Aggregate Implicit Principal Balance.

      e) The Computer Tape, from which the selection of the Lease Contracts was made, was made available to the Issuer's accountants who are providing a comfort letter to MBIA and the initial holders of the Certificates with respect to certain information and such information was complete and accurate as of its date and includes a description of the same Lease Contracts that are described in the Lease Schedule and the payments due thereunder as of the related Cut-Off Date.

      f) The Company used no selection procedures that identified the Lease Contracts as being less desirable or valuable than other comparable equipment leases owned by the Company.

      g) No more than 1% of the Aggregate Implicit Principal Balance are Lease Contracts made to a lessee who is an individual and who takes under the lease primarily for a personal, family, or household purpose.

      h) Lease Contracts containing a PUT clause account for no more than 10% of the Aggregate Implicit Principal Balance.

      i) The aggregate Implicit Principal Balance of the Loan Contracts do not exceed 20% of the aggregate Implicit Principal Balance of the Lease Contracts.

      j) Lease Contracts with a remaining term exceeding 60 months do not account for more than 10% of the Aggregate Implicit Principal Balance, provided, however, that the maximum term of any lease shall be 84 months, and the weighted average remaining term of the lease pool shall not exceed 48 months.

                                   [MBIA LOGO]

      k) At least 85% of the Aggregate Implicit Principal Balance is attributable to Lease Contracts that provide that payment of the Scheduled Payments due thereon are to be made monthly.

      1)    All Lease Contracts are denominated in U.S. dollars.

      m) Lease Contracts with a remaining term exceeding 60 months account for no more than 10% of the Aggregate IPB. The weighted average remaining term of the Lease Contracts does not exceed 48 months.

      n) Unless otherwise approved in writing by MBIA, no more than 10% of the Lease Contracts shall be acquired by T&W in bulk purchases, provided, however, that no more than 5% of the Implicit Principal Balance shall relate to bulk purchases by T&W from any single entity.

      o) All bulk purchases are subject to the criteria set forth in No. 27, below.

      p) Unless otherwise approved by the Certificate Insurer, the Aggregate Implicit Principal Balance of all Lease Contracts for which the related Equipment relates to Customers in the restaurant business (as defined by SIC code) shall not exceed 25%; provided, however, that the Aggregate Implicit Balance of all Lease Contracts for which the related Equipment relates to Customers in the restaurant business (as defined by SIC code) shall not exceed 26.81%;

      q) Unless otherwise approved by the Certificate Insurer, the Aggregate Implicit Principal Balance of all Lease Contracts for which the related Equipment relates to Customers in the grocery store business (as defined by SIC code) shall not exceed 20%;

      r) Unless otherwise approved by the Certificate Insurer, the Aggregate Implicit Principal Balance of all Lease Contracts for which the related Equipment relates to Customers in the refuse system business (as defined by SIC code) shall not exceed 15%;

      s) Unless otherwise approved by the Certificate Insurer, the Aggregate Implicit Principal Balance of all Lease Contracts for which the related Equipment relates to Customers in the funeral home and crematory business (as defined by SIC code) shall not exceed 20%;

      t) Unless otherwise approved by the Certificate Insurer, the Aggregate Implicit Principal Balance of all Lease Contracts for which the related Equipment relates to Customers in any other industry (as defined by SIC code) shall not exceed 10%;

27. The following provisions shall be included in the Contribution Agreement with respect to the acquisition of Lease Contracts through bulk purchases:

      a) Prior to making any bulk purchase, T&W shall deliver to MBIA for review and approval a description of T&W's policies and procedures with respect to bulk purchases including, but not limited to, (i) a description of all due diligence performed on the party from whom the Lease Contracts are purchased; (ii) a description of any re-underwriting procedures performed by T&W, and; (iii) any Lease Contract File and legal document review procedures performed by T&W.

      b) T&W shall provide all of the same representations, warranties and covenants for the leases acquired through bulk purchases as for leases originated by T&W itself. In

                                   [MBIA LOGO]

            addition, T&W shall represent and warrant that the underwriting criteria of the originator of the leases to be acquired through bulk acquisitions comply in all material respects with T&W's underwriting criteria.

      c) With respect to each bulk purchase, T&W shall fully re-underwrite all Customers that comprise 1% or more of the Aggregate Implicit Principal Balance, and a third party acceptable to MBIA will be permitted to re-underwrite a sample of Lease Contracts acquired through bulk purchases. This review shall be made at T&W's expense.

      d) T&W shall provide to MBIA additional information with respect to the performance of Lease Contracts acquired through bulk purchases. This information shall be reported in the same format as that used for the aggregate portfolio (including both leases originated and acquired by T&W).

      e) The inclusion of the Lease Contracts acquired through bulk purchases shall not adversely affect the risk assigned by either Rating Agency in connection with MBIA's insurance of the transaction.

      f) On each Funding Date, T&W shall cause to be delivered to the Trustee and MBIA an opinion of counsel with respect to the treatment of the transfer from each originator of Lease Assets acquired through bulk purchase to T&W or the Contributors, as the case may be, as a "true sale" and the perfected first priority security interest of the Trustee in such Lease Assets.

28. An operational review of the Servicer prepared by a third party acceptable to the Certificate Insurer shall be delivered to the Certificate Insurer on an annual basis. The first such review shall occur before the end of the 1997 calendar year, and such review may be in conjunction with a similar review undertaken by other parties, provided the scope of such review is acceptable to the Certificate Insurer. This review shall complement the reporting described in
Section IV of the Servicing Agreement dated as of July 1, 1995 related to the MBIA-insured T&W Funding Company IV, L.L.C. transaction.

29. On a quarterly basis, MBIA may require a third party to re-underwrite a sample of the leases sold into the Trust since the last re-underwriting review. Such review may be in conjunction with a similar review undertaken by other parties. provided the scope of such review is acceptable to the Certificate Insurer,

                                   [MBIA LOGO]

30.     This Commitment may be signed in counterpart by the parties hereto.

Dated this 5th day of February, 1997.

                                        MBIA Insurance Corporation

                                        By:  /s/ [SIG]
                                           -------------------------------------

                                        Title: Assistant Secretary


                                        By:  /s/ [SIG]
                                           -------------------------------------
                                        Title: PRESIDINT

                                        T&W Funding Company 1, L.L.C.


                                        By:  /s/ [SIG]
                                           -------------------------------------
                                        Title: VICE PRESIDENT








                                       16